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                                                                    EXHIBIT 99.3


                          CONSENT OF DIRECTOR DESIGNEE
                          ----------------------------


                                                             March 19, 1998

         The undersigned hereby consents to being named as a designee for director in the Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the "S-4 Registration Statement"), such appointment to be effective upon the closing of the proposed business combination between Embassy Acquisition Corp. and Orthodontix, Inc. as described in the S-4 Registration Statement.

                                                  /s/ F. W. Mort Guilford
                                                  ------------------------------
                                                  F. W. Mort Guilford